Exhibit III

FINANCIAL STATEMENTS FOR THE FINANCIAL YEAR ENDED DECEMBER 31, 2018

INTRODUCTION TO THE FINANCIAL STATEMENTS

The Bank’s financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”), as issued by the International Accounting Standards Board (“IASB”). The accounting principles applied in NIB’s financial statements differ in certain respects from the accounting principles generally accepted in the United States (“U.S. GAAP”). Such differences may be related to variance in the standards for recognition or measurement of amounts included in the financial statements or IFRS may lack of specific requirements or guidance that is available for U.S. GAAP in certain areas. In addition, presentation and disclosure requirements may differ between IFRS and U.S. GAAP.

The financial statements of the Bank for the financial years 2016 and 2017 have been audited by KPMG Oy Ab and KPMG AB, as indicated in their reports included in the Bank’s previous Form 18-K filings for the financial years ended December 31, 2016 and December 31, 2017 and incorporated by reference into the Bank’s Registration Statement under Schedule B of the Securities Act (No. 333-217876) and elsewhere herein, respectively.

The financial statements of the Bank for the financial year 2018 have been audited by Ernst &Young Oy and Ernst & Young AB as indicated in their report included in the Bank’s Form 18-K filing for the financial year ended December 31, 2018 and incorporated by reference into the Bank’s Registration Statement under Schedule B of the Securities Act (No. 333-217876) and elsewhere herein, respectively.

The auditors were appointed by the Control Committee of the Bank. See Exhibit V to this Annual Report on Form 18-K, “Description of the Registrant – Governance”.

For the financial year 2016 NIB appointed Authorized Public Accountant Marcus Tötterman, representing the accounting firm KPMG Oy Ab, Finland and Authorized Public Accountant Hans Åkervall, representing KPMG AB, Sweden as its independent joint auditors. Following the resignation of Hans Åkerwall, Authorized Public Accountant Anders Tadge, replaced Mr. Åkerwall as of October 20, 2016.

For the financial year 2017 NIB appointed Authorized Public Accountant Marcus Tötterman, representing the accounting firm KPMG Oy Ab, Finland and Authorized Public Accountant Anders Tadge, representing KPMG AB, Sweden as its independent joint auditors.

Based on a tender process, the Control Committee of NIB appointed Authorized Public Accountant Terhi Mäkinen, representing the accounting firm Ernst &Young Oy, Finland, and Authorized Public Accountant Mona Alfredsson, representing Ernst & Young AB, Sweden as NIB’s independent joint auditors for the financial year 2018.

For the financial year 2019 NIB appointed Authorized Public Accountant Terhi Mäkinen, representing the accounting firm Ernst &Young Oy, Finland, and Authorized Public Accountant Mona Alfredsson, representing Ernst & Young AB, Sweden as its independent joint auditors.

NORDIC INVESTMENT BANK Statement of comprehensive income 1 January – 31 December

EUR 1,000	Note	2016	2017	2018
Interest income from financial assets held at amortised cost		285,449	284,278	298,371
Interest income from financial assets held at fair value		26,407	15,838	24,711
Interest expense		-70,047	-61,793	99,590

Net interest income	(3) (4)	241,809	238,323	223,492

Commission income and fees received	(5)	13,124	8,536	13,271
Commission expense and fees paid		-2,025	-2,574	-2,546

Net fee and commission income		11,099	5,963	10,725

Net profit/loss on financial operations	(6)	23,292	17,563	-23,776
Foreign exchange gains and losses		22	-616	-160

Total operating income		276,222	261,233	210,281

Expenses
General administrative expenses
Personnel expenses	(7)	-28,637	-30,774	-28,971
Other administrative expenses	(8)	-13,617	-12,424	-12,321
Depreciation	(13)	-2,319	-1,675	-1,937

Total operating expenses		-44,573	-44,873	-43,228

Profit before loan losses		231,649	216,359	167,053
Net loan losses	(9)	-19,839	-5,378	5,957

Net Profit for the year		211,810	210,981	173,009

Other Comprehensive income
Items that will not be reclassified to income statement
Fair value hedges
Valuation of cross currency basis spread		-28,202	25,167	6,160

Total other comprehensive income		-28,202	25,167	6,160

Total Comprehensive income		183,608	236,148	179,169